Exhibit 99.1

FOR RELEASE:        January 24, 2012

STATE INVESTORS BANCORP, INC.
ANNOUNCES RESULTS OF SPECIAL MEETING OF SHAREHOLDERS

Metairie, Louisiana (January 24, 2012) –State Investors Bancorp, Inc. (the “Company”) (NASDAQ: SIBC), the holding company of State-Investors Bank (the “Bank”), today announced that it had received approval of the two proposals presented to shareholders at the Special Meeting held on Tuesday, January 24, 2012. At the Special Meeting, shareholders approved the adoption of the 2012 Stock Option Plan and adoption of the 2012 Recognition and Retention Plan.

In order to fund the 2012 Recognition and Retention Plan, the related trust may purchase up to 116,380 shares of the Company’s common stock in the open market or from private sources. Purchases will be made from time to time at the discretion of management and will commence no earlier than two business days after the release of earnings for the quarter ended December 31, 2011.

State Investors Bancorp, Inc. is the holding company for State-Investors Bank which conducts business from its main office and three full-service branch offices, in the greater New Orleans market area. Additional information is available at www.stateinvestors.com.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” We undertake no obligation to update any forward-looking statements.

CONTACT:
Anthony S. Sciortino, President and Chief Executive Officer (504) 832-9400